UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2007

ARROW INTERNATIONAL, INC

(Exact name of registrant as specified in its charter)

Pennsylvania	0-20212	23-1969991
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

2400 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices) (Zip Code)
(610) 378-0130
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On July 13, 2007, in connection with the termination on May 31, 2007 of Carl G. Anderson, Jr., as Chairman of the Board, President and Chief Executive Officer of Arrow International, Inc. (the “Company”), the Company and Mr. Anderson executed a Separation Agreement under which Mr. Anderson will receive certain severance benefits and be bound by certain restrictive covenants. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     On July 16, 2007, the Compensation and Human Resources Committee of the Board of Directors of the Company approved an annual base salary equal to $480,000, payable $40,000 per month and otherwise in accordance with the Company’s normal payroll practices, for the Company’s Interim President and CEO, Philip Fleck.
     On July 18, 2007, Frederick J. Hirt, Senior Vice President - Finance and Chief Financial Officer of the Company, executed a Change of Control Bonus and Severance Agreement with the Company. A copy of the Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

10.1	Separation Agreement between Carl G. Anderson, Jr., and Arrow International, Inc.

10.2	Change of Control Bonus and Severance Agreement between Frederick J. Hirt and Arrow International, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARROW INTERNATIONAL, INC.
Date: July 19, 2007	By:	/s/ John C. Long
John C. Long
Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement between Carl G. Anderson, Jr., and Arrow International, Inc.

10.2	Change of Control Bonus and Severance Agreement between Frederick J. Hirt and Arrow International, Inc.